     As filed with the Securities and Exchange Commission on July 20, 2000.

                                                 Registration No. 333-__________

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                                                      13-3532643
    (State or Other Jurisdiction                                                         (I.R.S. Employer
  of Incorporation or Organization)                                                     Identification No.)

   7000 FANNIN STREET, 20TH FLOOR
        HOUSTON, TEXAS 77030
(Address, including Zip Code, of Registrant's Principal Executive Offices)

                            -----------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
        AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plan)

                            -----------------------


      Name, Address, Telephone and                  Copy of Communications to:
      Number of Agent for Service:
                                                          ROBERT G. REEDY
          DAVID B. MCWILLIAMS                         PORTER & HEDGES, L.L.P.
    TEXAS BIOTECHNOLOGY CORPORATION                  700 LOUISIANA, 35TH FLOOR
     7000 FANNIN STREET, 20TH FLOOR                 HOUSTON, TEXAS  77002-2370
          HOUSTON, TEXAS 77030                            (713) 226-0600
             (713) 796-8822

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                           AMOUNT TO      PROPOSED MAXIMUM         PROPOSED          AMOUNT OF
                                         BE REGISTERED        OFFERING        MAXIMUM AGGREGATE   REGISTRATION FEE
 TITLE OF SECURITIES TO BE REGISTERED         (1)        PRICE PER SHARE (2)  OFFERING PRICE (2)        (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.005 per share   200,000 shs.         $15.875           $3,175,000           $838.20
====================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on the American Stock Exchange on July 17, 2000, which was $15.875. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.


================================================================================

         This registration statement registers an additional 200,000 shares of Common Stock related to the Texas Biotechnology Corporation Amended and Restated 1995 Non-Employee Director Stock Option Plan which are the same class as other securities for which a registration statement on Form S-8, No. 33-93282 (the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         As of July 20, 2000, counsel for Texas Biotechnology Corporation owned shares of Common Stock which had a fair market value of approximately $68,200, based on the closing price on the American Stock Exchange on July 19, 2000.

ITEM 8.  EXHIBITS

Exhibit
No.               Description
---               -----------
4.1               Amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan (filed herewith).
5.1               Opinion of Porter & Hedges, L.L.P., with respect to the legality of the securities (filed herewith).
23.1              Consent of KPMG LLP (filed herewith).
23.2              Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 Opinion)
24.1              Power of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 20, 2000.

                                   TEXAS BIOTECHNOLOGY CORPORATION


                                   By:   /s/ David B. McWilliams
                                      ------------------------------------------
                                         David B. McWilliams
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints David B. McWilliams and Stephen
L. Mueller and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 20th day of July, 2000.

                           SIGNATURE                                                   TITLE
                           ---------                                                   -----
                    /s/ John M. Pietruski                               Chairman of the Board of Directors
  ---------------------------------------------------------
                       John M. Pietruski

                    /s/ David B. McWilliams                      Director, President and Chief Executive Officer
  ---------------------------------------------------------               (Principal Executive Officer)
                      David B. McWilliams

                    /s/ Richard A. F. Dixon                    Director, Senior Vice President, Research and Chief
  ---------------------------------------------------------                     Scientific Officer
                      Richard A.F. Dixon

                    /s/ Stephen L. Mueller                         Vice President, Finance and Administration,
  ---------------------------------------------------------                  Treasurer and Secretary
                      Stephen L. Mueller                           (Principal Financial and Accounting Officer)

                    /s/ Ron J. Anderson                                              Director
  ---------------------------------------------------------
                        Ron J. Anderson

                           SIGNATURE                                                   TITLE
                           ---------                                                   -----
                    /s/ Frank C. Carlucci                                            Director
  ---------------------------------------------------------
                       Frank C. Carlucci

                    /s/ Robert J. Cruikshank                                         Director
  ---------------------------------------------------------
                     Robert J. Cruikshank

                    /s/ Suzanne Oparil                                               Director
  ---------------------------------------------------------
                        Suzanne Oparil

                    /s/ James T. Willerson                                           Director
  ---------------------------------------------------------
                      James T. Willerson

                    /s/ James A. Thomson                                             Director
  ---------------------------------------------------------
                       James A. Thomson

                                INDEX TO EXHIBITS


Exhibit
No.               Description
---               -----------
4.1               Amendment to the Amended and Restated 1995 Non-Employee Director Stock Option Plan (filed herewith).
5.1               Opinion of Porter & Hedges, L.L.P., with respect to the legality of the securities (filed herewith).
23.1              Consent of KPMG LLP (filed herewith).
23.2              Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 Opinion)
24.1              Power of Attorney (included on signature page)